UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2014 (March 17, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices)

(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 17, 2014, LOCZ Korea Corporation (“LOCZ”), an entity that is part of a joint venture among Caesars Entertainment Corporation (the “Registrant”), Lippo Limited and OUE Limited, made available to members of the media and others in South Korea an information sheet regarding the venture’s planned integrated resort to be located in Incheon, South Korea. The planned resort is subject to a number of conditions, including the negotiation and execution of definitive agreements among the joint venture parties, receipt by the joint venture of third-party debt financing and receipt of required regulatory approvals, including completion of the licensing process and issuance of a final license from the South Korean Ministry of Culture, Sports and Tourism (the “MCST”) to provide foreigner-only casino gaming. The forward-looking statements in the information sheet are subject to the risks and uncertainties described in the Registrant’s press release filed with this Current Report as Exhibit 99.2.

The information in this Item 7.01 and Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document subject to the Securities Act of 1933, except as otherwise expressly stated in such document.

Item 8.01 Other Events

On March 17, 2014, the Registrant issued a press release regarding receipt by LOCZ of preliminary approval from the MCST for foreigner-only casino gaming at the planned Incheon resort. A copy of the press release is filed with this Current Report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Text of LOCZ information sheet, made available March 17, 2014

99.2	Text of press release of the Registrant, dated March 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: March 18, 2014	By:	/s/ Michael D. Cohen
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary